Exhibit 99.1


                                                                PRESS RELEASE

                 SEACOR HOLDINGS ANNOUNCES THIRD QUARTER RESULTS


Fort Lauderdale, Florida
October 26, 2006

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net income for the third quarter ended September 30, 2006 of $63.2 million, or $2.28 per diluted share, on operating revenues of $349.4 million. For the nine months ended September 30, 2006, net income was $176.0 million, or $6.32 per diluted share, on operating revenues of $986.3 million.

For the third quarter ended September 30, 2005, net income was $20.5 million, or $0.76 per diluted share, on operating revenues of $294.9 million. For the nine months ended September 30, 2005, net income was $64.2 million, or $2.81 per diluted share, on operating revenues of $637.9 million. The results for the three and nine months ended September 30, 2005 include the 2005 third quarter results of Seabulk International, Inc. which was acquired by the Company on July 1, 2005.

For the immediately preceding quarter ended June 30, 2006, the Company reported net income of $62.8 million, or $2.24 per diluted share, on operating revenues of $331.0 million.

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating Income in the third quarter was $70.6 million on operating revenues of $179.7 million compared to operating income of $70.8 million on operating revenues of $168.3 million in the preceding quarter. Third quarter results included $10.2 million in gains on asset dispositions compared to $22.5 million in gains in the preceding quarter.

Overall fleet utilization was slightly higher in the third quarter at 87.7% compared to 86.8% in the preceding quarter. In the third quarter the number of days available for charter was lower by 934 days, or 4.3% as a result of a net reduction in the overall fleet count.

The improvement in operating revenues was primarily driven by a 10.4% increase in average day rates from $8,663 per day to $9,564 per day. The most significant improvements were in the Gulf of Mexico and West Africa, where average day rates increased by 10.4% and 14.8%, respectively.

Operating expenses in the third quarter were $89.8 million, an increase of $3.1 million over the previous quarter. The majority of the increase related to higher insurance costs, expenses incurred in the mobilization of three vessels between regions and higher wage costs in the Gulf of Mexico.

MARINE TRANSPORTATION SERVICES - Operating income in the third quarter was $3.4 million on operating revenues of $35.6 million compared to operating income of $8.2 million on operating revenues of $37.4 million in the preceding quarter.

Operating revenues decreased primarily due to one vessel being off-hire for a regulatory docking and an overall decrease in contract of affreightment revenue.

Operating expenses increased $3.0 million primarily due to higher general maintenance and repair expenses and insurance costs and a $1.6 million regulatory docking during the quarter.

INLAND RIVER SERVICES - Operating income in the third quarter was $15.4 million on operating revenues of $38.8 million compared to operating income of $13.6 million on operating revenues of $36.3 million in the preceding quarter.

Operating revenues increased primarily due to improved spot and charter rates. Operating expenses were comparable with the preceding quarter as increased towing costs and vendor service charges were offset by a reduction in charter-in expenses. During the quarter the company returned 158 barges that had been chartered-in on a multi-year arrangement.

AVIATION SERVICES - Operating income in the third quarter was $3.7 million on operating revenues of $43.8 million compared to an operating income of $3.8 million on operating revenues of $39.9 million in the preceding quarter. Third quarter results included $1.9 million in gains on asset dispositions compared to $1.8 million in gains in the preceding quarter.

Operating expenses increased $4.1 million primarily due to wage and training costs in preparation of new contracts, fuel costs due to increased flight hours and repair and maintenance expenses incurred for overhauls on major components completed in the third quarter.

ENVIRONMENTAL SERVICES - Operating income in the third quarter was $5.9 million on operating revenues of $38.9 million compared to operating income of $4.5 million on operating revenues of $36.9 million in the preceding quarter.

The improvement in operating income was primarily due to higher revenues from retainer service contracts and increased project management and consulting activity.

DERIVATIVE TRANSACTIONS - Derivative transactions, primarily consisting of interest rate swaps and foreign currency contracts, resulted in gains of $2.8 million in the third quarter compared to gains of $3.1 million in the preceding quarter.

FOREIGN CURRENCY TRANSACTIONS - Foreign currency transaction gains were $0.7 million in the third quarter compared to gains of $1.2 million in the preceding quarter.

MARKETABLE SECURITY TRANSACTIONS - Marketable security and short sale transactions resulted in gains of $4.5 million in the third quarter compared to losses of $3.3 million in the preceding quarter.

EQUITY IN EARNINGS OF 50% OR LESS OWNED COMPANIES - Earnings were $2.6 million in the third quarter compared to $6.0 million in the preceding quarter. In the second quarter one of the Company's offshore marine joint ventures sold a vessel to a third party and the Company's share of the gain on the sale was $4.2 million.

CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of September 30, 2006 consisted primarily of marine service vessels, harbor tugs, helicopters, barges and capital improvements to certain of the existing marine transportation fleet and totaled $685.8 million, of which $474.8 million is payable in 2006 and 2007, with the remaining balance payable through 2009. Of these commitments, approximately $183.8 million may be terminated without further liability other than the payment of liquidated damages of $9.9 million in the aggregate. As of September 30, 2006 the Company held balances of Cash, Cash Equivalents, Restricted Cash, Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $839.1 million.



                                    * * * * *

SEACOR is a global provider of marine support and transportation services, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, industry fleet capacity, consolidation of our customer base, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, safety record requirements related to Offshore Marine Services and Aviation Services, changes in foreign and domestic oil and gas exploration and production activity, vessel and helicopter-related risks of Offshore Marine Services and Aviation Services, effects of adverse weather conditions and seasonality on Aviation Services, decreased demand for our tanker and towing services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, future phase-out of our single-hull tankers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC's OSRO classification, liability in connection with providing spill response services, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in inland river operations, the intense competition faced by Inland River Services, adequacy of insurance coverage, compliance with government regulation, including environmental laws and regulations, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company, our integration of the internal controls and procedures of Seabulk International, Inc. to continue our compliance with the Sarbanes-Oxley Act of 2002 and various other matters, many of which are beyond the Company's control and other factors. In addition, these statements constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 524-4200 ext. 820 or visit SEACOR's website at www.seacorholdings.com.

                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                       THREE MONTHS ENDED        NINE MONTHS ENDED
                                                                          SEPTEMBER 30,            SEPTEMBER 30,
                                                                     -----------------------  -----------------------
                                                                        2006        2005         2006        2005
                                                                     -----------------------  -----------------------
Operating Revenues                                                    $  349,361  $  294,869   $  986,262  $  637,885
                                                                     ----------- -----------  ----------- -----------

Costs and Expenses:
   Operating expenses                                                    196,608     180,136      553,401     412,916
   Administrative and general                                             30,880      31,115       95,238      68,939
   Depreciation and amortization                                          40,977      46,535      126,555      83,309
                                                                     ----------- -----------  ----------- -----------
                                                                         268,465     257,786      775,194     565,164
                                                                     ----------- -----------  ----------- -----------

Gains (Losses) on Asset Dispositions and Impairments, Net                 12,054        (618)      57,020      14,710
                                                                     ----------- -----------  ----------- -----------

Operating Income                                                          92,950      36,465      268,088      87,431
                                                                     ----------- -----------  ----------- -----------

Other Income (Expense):
   Interest income                                                        10,279       4,754       26,501      12,917
   Interest expense                                                      (13,307)    (16,541)     (40,222)    (31,682)
   Derivative transaction gains (losses), net                              2,813      (4,425)       3,085      (6,193)
   Foreign currency transaction gains, net                                   650       2,436        2,026       6,288
   Marketable security transaction gains (losses), net                     4,549      10,388       (2,377)     25,124
   Other, net                                                                117         891          740       1,531
                                                                     ----------- -----------  ----------- -----------
                                                                           5,101      (2,497)     (10,247)      7,985
                                                                     ----------- -----------  ----------- -----------
Income from Continuing Operations Before Income Tax Expense,
   Minority Interest in (Income) Loss of Subsidiaries and Equity In
   Earnings of 50% or Less Owned Companies                                98,051      33,968      257,841      95,416
Income Tax Expense                                                        37,037      13,894       96,171      36,082
                                                                     ----------- -----------  ----------- -----------
Income from Continuing Operations Before Minority Interest in
   (Income) Loss of Subsidiaries and Equity in Earnings of 50% or
   Less Owned Companies                                                   61,014      20,074      161,670      59,334
Minority Interest in (Income) Loss of Subsidiaries                          (451)        223         (638)        103
Equity in Earnings of 50% or Less Owned Companies                          2,607         200       15,007       4,411
                                                                     ----------- -----------  ----------- -----------
Income from Continuing Operations                                         63,170      20,497      176,039      63,848
Income from Discontinued Operations, Net of Tax                               --          --           --         364
                                                                     ----------- -----------  ----------- -----------
Net Income                                                            $   63,170  $   20,497   $  176,039  $   64,212
                                                                     =========== ===========  =========== ===========

Basic Earnings Per Common Share:
   Income from Continuing Operations                                  $     2.57  $     0.83   $     7.11  $     3.12
   Income from Discontinued Operations                                        --          --           --        0.01
                                                                     ----------- -----------  ----------- -----------
   Net Income                                                         $     2.57  $     0.83   $     7.11  $     3.13
                                                                     =========== ===========  =========== ===========

Diluted Earnings Per Common Share:
   Income from Continuing Operations                                  $     2.28  $     0.76   $     6.32  $     2.79
   Income from Discontinued Operations                                        --          --           --        0.02
                                                                     ----------- -----------  ----------- -----------
   Net Income                                                         $     2.28  $     0.76   $     6.32  $     2.81
                                                                     =========== ===========  =========== ===========

Weighted Average Common Shares Outstanding:
   Basic                                                                  24,575      24,789       24,743      20,486
   Diluted                                                                28,282      28,562       28,448      24,151

                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                     -------------------------------------------------------------------------
                                                        SEP. 30,       JUN. 30,       MAR. 31,       DEC. 31,       SEP. 30,
                                                          2006           2006           2006           2005           2005
                                                     -------------  -------------  -------------  -------------  -------------
Operating Revenues                                    $    349,361   $    330,986   $    305,915   $    334,119   $    294,869
                                                     -------------  -------------  -------------  -------------  -------------

Costs and Expenses:
   Operating expenses                                      196,608        187,149        169,644        177,012        180,136
   Administrative and general                               30,880         32,865         31,493         36,256         31,115
   Depreciation and amortization                            40,977         42,318         43,260         44,405         46,535
                                                     -------------  -------------  -------------  -------------  -------------
                                                           268,465        262,332        244,397        257,673        257,786
                                                     -------------  -------------  -------------  -------------  -------------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                                         12,054         24,089         20,877         13,575           (618)
                                                     -------------  -------------  -------------  -------------  -------------

Operating Income                                            92,950         92,743         82,395         90,021         36,465
                                                     -------------  -------------  -------------  -------------  -------------

Other Income (Expense):
     Interest income                                        10,279          9,086          7,136          6,284          4,754
     Interest expense                                      (13,307)       (12,847)       (14,068)       (16,470)       (16,541)
   Derivative transaction gains (losses), net                2,813          3,084         (2,812)          (881)        (4,425)
   Foreign currency transaction gains, net                     650          1,217            159         16,895          2,436
   Marketable security transaction gains (losses),
     net                                                     4,549         (3,341)        (3,585)         2,957         10,388
   Other, net                                                  117            595             28            176            891
                                                     -------------  -------------  -------------  -------------  -------------
                                                             5,101         (2,206)       (13,142)         8,961         (2,497)
                                                     -------------  -------------  -------------  -------------  -------------
Income Before Income Tax Expense (Benefit),
   Minority Interest in (Income) Loss of
   Subsidiaries and Equity In Earnings of 50% or
   Less Owned Companies                                     98,051         90,537         69,253         98,982         33,968
Income Tax Expense (Benefit)                                37,037         33,703         25,431         (6,336)        13,894
                                                     -------------  -------------  -------------  -------------  -------------
Income Before Minority Interest in (Income) Loss
   of Subsidiaries and Equity in Earnings of 50%
   or Less Owned Companies                                  61,014         56,834         43,822        105,318         20,074
Minority Interest in (Income) Loss of Subsidiaries            (451)          (104)           (83)           (71)           223
Equity in Earnings of 50% or Less Owned Companies            2,607          6,031          6,369          1,250            200
                                                     -------------  -------------  -------------  -------------  -------------
Net Income                                            $     63,170   $     62,761   $     50,108   $    106,497   $     20,497
                                                     =============  =============  =============  =============  =============

Basic Earnings Per Common Share                       $       2.57   $       2.52   $       2.02   $       4.28   $       0.83

Diluted Earnings Per Common Share                     $       2.28   $       2.24   $       1.80   $       3.76   $       0.76

Weighted Average Common Shares Outstanding:
   Basic                                                    24,575         24,869         24,767         24,884         24,789
   Diluted                                                  28,282         28,568         28,495         28,618         28,562
Common Shares Outstanding at Period End                     24,457         24,801         25,076         24,819         25,009


                              SEACOR HOLDINGS INC.
                   OPERATING INCOME (LOSS) BY LINE OF BUSINESS
                            (IN THOUSANDS, UNAUDITED)

                                                                               THREE MONTHS ENDED
                                                   -------------------------------------------------------------------------
                                                      SEP. 30,       JUN. 30,       MAR. 31,       DEC. 31,       SEP. 30,
                                                        2006           2006           2006           2005           2005
                                                   -------------  -------------  -------------  -------------  -------------
OFFSHORE MARINE SERVICES
Operating Revenues                                  $    179,687   $    168,285   $    159,852   $    168,823   $    146,842
                                                   -------------  -------------  -------------  -------------  -------------
Costs and Expenses:
   Operating expenses                                     89,791         86,695         79,506         85,377         82,726
   Administrative and general                             10,118         11,470         11,688         12,809         11,290
   Depreciation and amortization                          19,353         21,793         23,127         22,772         25,040
                                                   -------------  -------------  -------------  -------------  -------------
                                                         119,262        119,958        114,321        120,958        119,056
                                                   -------------  -------------  -------------  -------------  -------------

Gains on Asset Dispositions and Impairments, Net          10,168         22,489         20,552          6,578           (905)
                                                   -------------  -------------  -------------  -------------  -------------
Operating Income                                    $     70,593   $     70,816   $     66,083   $     54,443   $     26,881
                                                   =============  =============  =============  =============  =============

MARINE TRANSPORTATION SERVICES
Operating Revenues                                  $     35,617   $     37,446   $      37,724  $     36,625   $     35,723
                                                   -------------  -------------  -------------  -------------  -------------
Costs and Expenses:
   Operating expenses                                     21,017         18,064          21,471        17,677         24,692
   Administrative and general                              1,064          1,049             964           874            705
   Depreciation and amortization                          10,159         10,162          10,185        11,641         11,663
                                                   -------------  -------------  -------------  -------------  -------------
                                                          32,240         29,275          32,620        30,192         37,060
                                                   -------------  -------------  -------------  -------------  -------------

Gains on Asset Dispositions                                   --             --             --             --             --
                                                   -------------  -------------  -------------  -------------  -------------
Operating Income (Loss)                             $      3,377   $      8,171   $      5,104   $      6,433   $     (1,337)
                                                   =============  =============  =============  =============  =============

INLAND RIVER SERVICES
Operating Revenues                                  $     38,798   $     36,339   $     34,488   $     40,666   $     29,702
                                                   -------------  -------------  -------------  -------------  -------------
Costs and Expenses:
   Operating expenses                                     18,563         18,649         15,395         18,498         17,203
   Administrative and general                              1,013            829            816            691            644
   Depreciation and amortization                           3,804          3,267          3,474          3,479          3,151
                                                   -------------  -------------  -------------  -------------  -------------
                                                          23,380         22,745         19,685         22,668         20,998
                                                   -------------  -------------  -------------  -------------  -------------

Gains on Asset Dispositions                                   --             --             --             --             --
                                                   -------------  -------------  -------------  -------------  -------------
Operating Income                                    $     15,418   $     13,594   $     14,803   $     17,998   $      8,704
                                                   =============  =============  =============  =============  =============

AVIATION SERVICES
Operating Revenues                                  $     43,799   $     39,903   $     33,454   $     38,856   $     43,949
                                                   -------------  -------------  -------------  -------------  -------------
Costs and Expenses:
   Operating expenses                                     33,269         29,137         26,345         26,960         30,583
   Administrative and general                              3,413          4,158          3,494          4,571          3,579
   Depreciation and amortization                           5,264          4,591          4,254          4,199          4,212
                                                   -------------  -------------  -------------  -------------  -------------
                                                          41,946         37,886         34,093         35,730         38,374
                                                   -------------  -------------  -------------  -------------  -------------

Gains on Asset Dispositions                                1,880          1,818            325          7,024            306
                                                   -------------  -------------  -------------  -------------  -------------
Operating Income (Loss)                             $      3,733   $      3,835   $       (314)  $     10,150   $      5,881
                                                   =============  =============  =============  =============  =============

ENVIRONMENTAL SERVICES
Operating Revenues                                  $     38,885   $     36,946   $     27,923   $     37,583   $     27,466
                                                   -------------  -------------  -------------  -------------  -------------
Costs and Expenses:
   Operating expenses                                     26,370         26,345         20,508         21,852         17,400
   Administrative and general                              5,931          5,156          4,405          4,669          4,546
   Depreciation and amortization                             731            741            733            664            901
                                                   -------------  -------------  -------------  -------------  -------------
                                                          33,032         32,242         25,646         27,185         22,847
                                                   -------------  -------------  -------------  -------------  -------------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                                            6           (215)            --            (27)           (19)
                                                   -------------  -------------  -------------  -------------  -------------
Operating Income                                    $      5,859   $      4,489   $      2,277   $     10,371   $      4,600
                                                   =============  =============  =============  =============  =============

                              SEACOR HOLDINGS INC.
             OPERATING INCOME (LOSS) BY LINE OF BUSINESS (CONTINUED)
                            (IN THOUSANDS, UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                      ------------------------------------------------------------------------
                                                        SEP. 30,       JUN. 30,       MAR. 31,       DEC. 31,       SEP. 30,
                                                          2006           2006           2006           2005           2005
                                                      ------------   ------------   ------------   ------------   ------------
HARBOR AND OFFSHORE TOWING  SERVICES
Operating Revenues                                     $    12,552    $    12,156    $    12,884    $    11,949    $    11,343
                                                      ------------   ------------   ------------   ------------   ------------
Costs and Expenses:
   Operating expenses                                        7,744          8,336          6,841          7,043          7,673
   Administrative and general                                1,662          1,851          1,604          1,663          1,333
   Depreciation and amortization                             1,265          1,275          1,259          1,303          1,226
                                                      ------------   ------------   ------------   ------------   ------------
                                                            10,671         11,462          9,704         10,009         10,232
                                                      ------------   ------------   ------------   ------------   ------------

Gains on Asset Dispositions                                     --             --             --             --             --
                                                      ------------   ------------   ------------   ------------   ------------
Operating Income                                       $     1,881    $       694    $     3,180    $     1,940    $     1,111
                                                      ============   ============   ============   ============   ============

CORPORATE AND ELIMINATIONS
Operating Revenues                                     $        23    $       (89)   $      (410)   $      (383)   $      (156)
                                                      ------------   ------------   ------------   ------------   ------------
Costs and Expenses:
   Operating expenses                                         (146)           (77)          (422)          (395)          (141)
   Administrative and general                                7,679          8,352          8,522         10,979          9,018
   Depreciation and amortization                               401            489            228            347            342
                                                      ------------   ------------   ------------   ------------   ------------
                                                             7,934          8,764          8,328         10,931          9,219
                                                      ------------   ------------   ------------   ------------   ------------

Losses on Asset Dispositions                                    --             (3)            --             --             --
                                                      ------------   ------------   ------------   ------------   ------------
Operating Loss                                         $    (7,911)   $    (8,856)   $    (8,738)   $   (11,314)   $    (9,375)
                                                      ============   ============   ============   ============   ============


                              SEACOR HOLDINGS INC.
                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                            (IN THOUSANDS, UNAUDITED)


                                               SEP. 30,          JUN. 30,         MAR. 31,         DEC. 31,          SEP. 30,
                                                 2006              2006             2006             2005              2005
                                            --------------    --------------    ------------    --------------    -------------
Cash, Cash Equivalents, Restricted Cash,
   Securities, Construction Reserve
   Funds, and Title XI Reserve Funds        $      839,057    $      803,360    $    764,649    $      684,521    $     664,164
Receivables                                        282,040           278,000         270,794           260,831          267,108
Current Assets                                     893,813           915,245         900,488           839,091          867,290
Net Property and Equipment                       1,764,990         1,737,811       1,733,757         1,759,393        1,784,083
Total Assets                                     3,076,296         3,014,963       2,961,627         2,885,141        2,959,169
Current Portion of Long-term Debt and
   Capital Lease Obligations                        10,443             8,970          10,420            10,505           13,164
Current Liabilities                                287,872           287,797         280,279           247,906          209,396
Long-term Debt & Capital Lease Obligations         964,567           955,567         964,096           977,635        1,126,431
Stockholders' Equity                             1,493,036         1,458,302       1,418,190         1,361,305        1,280,028
